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                                                                   EXHIBIT 10.22

                            PALM DESERT BRANCH LEASE

             STANDARD INDUSTRIAL/COMMERCIAL MULTI TENANT LEASE - NET
                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1.      Basic Provisions ('Basic Provisions)

1.1 Parties: This Lease ("Lease'), dated for reference purposes only November 13, 2 002, is made by and between LYLE HALL, LLC ("Lessor") and Redlands Centennial Bank 3.413 sq ft Other: $ 0.00 for N/A (collectively the party', or Individually a "Party") Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 77-900 Fred Waring Drive, Suite 100 located In the City of Palm Desert, County of Riverside, State of California, with by code 92260, as outlined on Exhibit "A" attached hereto ("Premises") and generally described as (describe briefly the nature at the Promises): a two-story commercial office building consisting of approximately 17 7B1 sq ft of which the Premises comprises approximately 3,413 sq feet.

        In addition to Lessee's rights to use and occupy the Premises is hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises ("Building") or to any other building in the Project. The Premises, the Building, the Common Areas, the land upon watch they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project." (see also Paragraph 2)

1.2(b) Parking: Non-exclusive unreserved vehicle parking spaces ("Unreserved Parking Spaces"); and 15 spaces adjacent to the main entry of the building labeled "20 Minute Visitor Parking Only" reserved vehicle parking spaces ('Reserved Parking Spaces'. (See also Paragraph 2.6)

1.3 Term: 5 years and 0 months ("Original Term") commencing July 1, 2003 ("Commencement Date") and ending June 30, 2008 ("Expiration Date"). (See also Paragraph 3)

1.4 Early Possession: Upon substantial completion of landlord's work ("Early Possession Date'), (See also Paragraphs 32 and 3.3)

1.5 Base Rent: 6,314 per month ('Base Rent"), payable on the 1st day of each month commencing July 1, 2003 . (See also Paragraph 4) [X] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted

1.6 Lessee's Share of Common Area Operating Expenses: 19 and 19/100 percent (19 .19%)("Lessee's Share").

1.7     Base Rent and Other Monies Paid Upon Execution:

        (a  Base Rent: $ 6,319.05 for the period 7/01/03 - 7/31/03

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        (b) Common Area Operating Expenses $ 1,023.90 to the period
        7/01/03-7/31/03

        (c) Security Deposit:; Waived ("Security Deposit").
        (See also Paragraph 6)

        (d) Other $ N/A for N/A

        (e) Total Due Upon Execution of this Lease: $ 7,337.95

1.8     Agreed Use: Bank

1.9     Insuring Party. Lessor Is the "Insuring Party". (See also Paragraph 8)

1.11)   Real estate brokers: (See also Paragraph 15)

        (a) Representation: The following real estate brokers (the "Brokers') and brokerage relationships exist In this transaction (check applicable box-).

[X]   Lyle Commercial represents Lessor exclusively (-Lessors Broker");

[X]   Stephen Denials Commercial Brokerage Inc represents Lessee exclusively
("Lessee's Broker"): or represents both Lessor and Lessee" ('Dual Agency")

        (b) Payment to Brokers Upon execution and delivery of This Lease by both Parties, Lessor shell pay to the Brokers the brokerage tae agreed to in a separate written agreement (or if there is no such agreement the sun of 3.0$ of the total Bass Rental for the first 5 years of the Lease: term to Stephen Daniels; 2.0% of the total Base Rental for the first 5 years of the Lease term to Lyle Commercial % of the total Base Rent for the brokerage services rendered by the Brokers).

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A ("Guarantor"). (see also Paragraph 37)

1.12 Addends and Exhibits Attached hereto is an Addendum or Addenda consisting d Paragraphs 50 through 59 and Exhibits "A" through "A", all of which constitute a part of this Leases

2.      Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used In calculating Rent is an approximation which the Parties agree Is reasonable and any payments based thereon are not subject to revision whether or not the actual size Is more or less.

2.2 Condition. Lessor shall) deliver that portion of the Premises contained within the Building ("Unit,") to lessee see broom clean and free of debris on the Commencement Date or the Early Possession Date. whichever first Occurs ( Start Date-). and, so long as the required service contracts described in Paragraph 7.1(b) below we obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical plumbing fire sprinkler, lighting, heating ventilating and air conditioning systems ("HVAC"), loading doors if any and all other such elements In the Unit, other them constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof. bearing walls and foundation of the Unit shall be true of material detects. If a non-compliance with such womanly exists as of the Start Date, or If one or such systems or elements should malfunction or fall within the appropriate warranty period. Lessor shall, as Lessor's sole obligation with respect to such matter except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such noncompliance, malfunction or failure rectify same at Lessors expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period correction of any such non-compliance, malfunction or failure shall be the obligation of lessee at lessee's sole cost and expenses (except for the repairs to the fire sprinkler systems, roof, foundations, and /or bearing walls - see Paragraph 7)

2.3 Compliance. Lessor warrants the improvements on the Premises and the Common areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants, or restrictions of record, regulations and

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ordinances in effect on the start date ("applicable requirements). Said warranty does not apply to the use to which lessee will put the Premises or to any alterations or utility installations (as defined in Paragraph 7.3a) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the applicable requirements, and especially the zoning, are appropriate for Lessee intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided promptly after receipt of written notice from Lessee setting forth the specifity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that no compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the applicable requirements are hereafter change so as to require during the term of the lease the construction of an addition to or an alteration of the Unit, Premises and/or building, the remediation of any Hazardous substance, or the reinforcement of other physical modification of the Unit, Premises and/or Building (Capital Expenditure), Lessor and Lessee shall allocate the cost of such work as follow:

        (a) Subject to Paragraph 2.3c below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital expenditures is required during the last 2 years of the Lease and the cost thereof exceeds 6 months Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost there of and the amount equal to 6 months Base Rent.

        (b) If such capital expenditure is not the result of the specific and unique use of the Premises by Lessee (such as governmentally mandated seismic modifications) then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set our in Paragraph 7.1d, provided however that if such Capital Expenditures is required during the last 2 years of this lease of if lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing within 10 days after receipt of Lessors termination notice that Lessee will pay for such capital expenditures. If Lessor does not elect to terminate and fails to tender its share of any such capital expenditures, Lessee may advance such funds and deduct same, with interest from Rent until Lessors share of such costs have been fully paid

        (c) Notwithstanding the above, the provisions concerning Capital expenditures are intended to apply only to non-voluntary, unexpected and new applicable requirements. If the Capital expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this lease.

2.4 Acknowledgements. Lessee acknowledges that (a) if has been advised by lessor and/or broker to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC, and fire sprinkler systems, security, environmental aspects and compliance with applicable requirements and the Americans with disabilities Act), and their suitability for Lessee's intended use (b) Lessee has made such investigation as if deems necessary with reference to such matter and assumes all responsibility there for as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessee agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease

2.5 Lessee as prior owner/Occupant. The warranties made by lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start date Lessee was the owner of occupant of the Premises. IN such event, Lessee shall be responsible for any necessary corrective work.

2.6 Vehicle parking. Lessee shall be entitled to use the number of unreserved parking spaces and reserved parking spaces specified in Paragraph 1.2b on those portions of the Common Areas designated from time to time by Lessor for Parking. Lessee shall not use more parking spaces than said number. Said parking

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        spaces shall be used for parking by vehicles no larger that full-size passenger automobiles or pick up trucks, herein called "Permitted size vehicles".

        (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded or parked in areas other than those designated by Lessor for such activities.

        (b) Lessee shall not service or store any vehicles in the Common Areas.

        (c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7 Common Area-definition. The term "Common Areas" is defined as all areas and facilities outside the premises and within the interior boundary line of the Project and interior utility raceways and installations within the unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees.

2.8 Common Areas-Lessee's rights. Lessor grants to Lessee for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this lease, the non-exclusive right to use, in common with others entitled to such use, the common areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules or regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the common areas be deemed to include the right to store any property, temporarily or permanent, in the Common areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent.

2.9 Common Areas-"Rules and regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations for the management, safety, care and cleanliness of the grounds., the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the building and the Project and their invitees.

2.10 Common Areas-changes. Lessor shall have the right, in Lessors sole discretion from time to time

        (a) to make changes to the common areas, including without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, in grass, direction of traffic, landscaped areas, walkways and utility raceways.

        (b) To close temporarily any of the common areas for maintenance purposes so long as reasonable access to the premises remains available.

        (c) To designate other land outside the boundaries of the Project to be a part of the Common areas

        (d) To add additional buildings and improvements to the common areas

        (e) To use the common areas while engaged in making additional improvements, repairs or alterations to the project, or any portion thereof TERM

3.1 Term. The commencement date, expiration date and original term of this lease are as specified in Paragraph 1.3.

3.2 Early Possession. If lessee totally or partially occupies the Premises prior to the commencement date, the obligation to pay Base rent shall be abated for the period of early possession. All other terms of this lease (including but to limited to the obligations to pay lessee's share of common area operating expenses, real property taxes and insurance premiums and to maintain the Premises) shall, however be in effect during such period. Any such early possession shall not affect the expiration date.

3.3 Delay in possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the commencement date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability thereof, nor shall such failure affect the validity of this lease. Lessee shall not, however, be obligated to pay rent of perform its other obligations

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        until it receives possession of the Premises. If possession is not delivered within 60 days of the commencement date, lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this lease, in which event the parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate.

3.4 Lessee compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the start date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4       RENT

4.1 Rent defined. All monetary obligations of Lessee to Lessor under the terms of this lease are deemed to be rent.

4.2 Common area operating expenses. Lessee shall pay to lessor during the term hereof, in addition to the base rent, lessee's share of all common area operating expenses, as hereinafter defined, during each calendar year of the term of the lease, in accordance with the following provisions:

        (a) Common area operating expenses- are defined for the purpose of this lease, as all costs incurred by lessor relating to the ownership and operation of the project, including but not limited to, the following:

                (1) The operation, repair and maintenance in neat, clear, good order and condition of the following
                (aa) The common areas and common area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers irrigation systems.
                (bb) Exterior signs and any tenant directories.
                (cc) Any fire detection and/or sprinkler systems.
                (2) The cost of water, gas, electricity, and telephone to service the common areas and any utilities not separately metered.
                (3) Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.
                (4) Reserves set aside for maintenance and repair of common areas.
                (5)  Real property taxes.
                (6) The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.
                (7) Any deductible portion of an insured loss concerning the Building or the common areas.
                (8) The cost of any capital expenditures to the building or the project not covered under the provisions of Paragraph 2.3.
                (9) Any other services to be provided by lessor that are stated elsewhere in this lease to be a common area operating expense

        (b) Any common area operating expenses and real property taxes that are specifically attributable to the Unit, the building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated to such Unit, building or other building. However, any common area operating expenses and real property taxes that are not specifically attributable to the building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

        (c) The inclusion of the improvements, facilities and services set forth in subparagraph 4.2a shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this lease to provide the same or some of them.

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        (d) Lessee's share of common area operating expenses shall be payable by lessee within 10 days after a reasonably detailed statement of actual expenses is presented to lessee. At lessor's option, however, an amount may be estimated by lessor from time to time of Lessee's share of annual common area operating expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the lease term, on the same day as the Base rent is due hereunder.

4.3 Payment. Lessee shall cause payment to Rent to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated passed upon the actual number of days of said month. Payment of Rent shall be made to lessor at its address stated herein or to such other persons or place as lessor may from time to time designate in writing. Acceptance of a payment which is less then the amount then due shall not be a waiver of Lessors rights to the balance of such rent, regardless of Lessors endorsement of any check so stating.

5       Security Deposit WAIVED.

6       Use

6.1 Less shall use an occupy the premises only for the agreed use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties.

6.2     Hazardous Substances.

        (a) Reportable uses require consent. The term "hazardous substances" as used in this lease shall mean any product, substance, or waste whose presence use, manufacture, disposal, transportation or release either by itself or in combination with other materials expected to be on the premises is either 1. potentially injurious to the public health, safety or welfare, the environment or the premises 2. regulated or monitored by any government authority, or 3. a basis for potential liability of lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous substances shall include, but not be limited to, hydrocarbons, petroleum, and/or crude oil or any products, by-products or fractions thereof.

        (b) Duty to inform Lessor. If lessee knows, or has reasonable cause to believe that a hazardous substance has come to be located in, on, under or about the premises, other than as previously consented to by lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such hazardous substance.

        (c) Lessee Remediation. Lessee shall not cause or permit any hazardous substance to be spilled or released in, on, under, or about the premises and shall promptly at lessee's expense take all investigatory and/or remedial action reasonable recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security, and/or monitoring of the premise or neighboring properties, that was caused of materially contributed to by Lessee, or pertaining to or involving any Hazardous substance brought onto the premise during the term of this lease, by or for lessee, or any third party.

        (d) Lessee indemnification. Lessee shall indemnify, defend and hold lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims and penalties arising out of or involving any hazardous substance brought onto the premises by or for lessee, or nay third party.

        (e) Lessor indemnification.

_ and Utility installations unless the item in question has become the property of Lessor under the terms & this Lease.

8.4     Lessee's Property; Business interruption insurance

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        (a) property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures. and leases Owned alterations and Utility Installations, Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal properly, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such Insurance is in force.

        (b) Business Interruption. Losses shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or Indirect loss of earnings attributable to all perils commonly Insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

        (c) No representation of Adequate coverage. Lessor makes no representation that the limits or forms of coverage of Insurance specified herein are adequate to cover Lessee's property. business operations or obligations under this Lease.

8.5 insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a 'General Policyholders Rating' of at least B+, V. as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the start Date. delver to Lessor certified copies of policies d such insurance or certificates evidencing the existence arid amounts of the required Insurance. No such policy shall be cancelable or subject to modification except after 80 days prior written notice to lessor. Losses shall. at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this lease, whichever Is less- If either Party shag tai to procure and maintain the insurance required to be carried by It, the other party may, but shall not be required t0. procure and maintain the same.

8.8 Waiver of subrogation Without affecting any other rights or remedies Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage lo Its property arising out of or incident to the perils required to be insured against herein The effect of such releases and waiver. is not limited by the amount of insurance canted or required, or by any deductibles applicable hereto. The parties agree to have their respective property damage Insurance carriers waive any right to subrogation that such compares may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby

8.7 Indemnity, Except for Lessor's gross negligence or willful misconduct Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, lessor's master or ground lessor, partners and Lenders, from and against any and all claims, lose of rents and/or damages. Items, judgments, penalties, attorneys' and consultants' fees. expenses and/or liabilities arising out of, Involving, or fn connection with, the use and/or occupancy of the Premises by Lessee, If any action or proceeding Is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee In such defense. Lessor creed not have first paid any such claim in order to be defended or Indemnified.

8.8 exemption of lessor from liability Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other puppet/ of Lasses, Lessees employees, contractors invitees, customers, or any otter person h or about the Promises, whether such damage or Injury is tied by or results from fire. steam, electricity, gas. water or rain, or from the breakage, leakage, obstruction or other defects of pipes, tire sprinklers, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said Injury or damage results from conditions wising upon the Premises or upon other portions of the Building, or from other sources or places. Lass" shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease In Jim Project. Notwithstanding Lassos negligence or

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        breach of this Lease lessor shag under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.      Vantage or Destruction

9.1     Definitions.

        (a) "Premises Partial Damage" shall mean damage or destruction to the Improvements on the Premises other than Lessee Owned Alterations and Utility installations, which can reasonably be repaired In 3 months or less from the date of the damage or destruction, and the cost **red does not exceed a scan equal to 8 month's Base Rent. Lessor shag notify Lessee In writing within 30 days from the date of the damage or destruction a$ to whether or not the damage is partial or Total.

        (b) "Premises Total Destructions shall mean damage or destruction to the Improvements on the premises, other than Lessee Owned Alterations and Utility Installations and Trade fixtures which cannot reasonably be repaired in 3 men fits or 1089 from the data of the damage or destruction and/or the cost tiered exceed 6 sum equal to 8 month's Base Rent Lessor shall notify Lessee in writing within 30 days ham the date of the damage or destruction as to whether or not the damage is Partial or Total.

        (c) "insured Loss' shag mean damage or destruction to Improvements orb the Premises, other Own Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the Insurance described In Paragraph 8_3(a), irrespective of arty deductible amounts or coverage Emits involved.

        (d) "Replacement Cost` shall mean the cost to repair or rebuild the improvements owned by L' at the time of the occurrence to their condition existing immediately prior thereto. Including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation

        (e) Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by. a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, lien Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility installations as Soon ass reasonable possible and this Lease shall continue in full force and effect provided, however, that Lessee shall, at Lessors election, make the repair of any damage or destruction the total cost to -POW of which is $5,000 or less, and, In such event. Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing It the required Insurance w as not In force or the Insurance proceeds are trot sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage In proceeds as and when required to complete said repairs. In the event. however, such Shortage was due to the fact that, by reason of the unique nature -of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in Insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides ICI with the hands to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain In full force and effect If such funds or assurance an: trot red, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (1) make such restoration and repair as is commercially reasonable with Lessor paying arty shortage in proceeds, in which colas thin; Lease shall remain In full force and effect, or (ii) have tills Lease terminate 30 days thereafter Lessee shall not be cribbed to reimbursement of any funds contributed by Lessee to repair any such damage or destruction Premises partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such Insurance shall be made available for the repairs If made by either Party.

9.3 Par" Damage - Uninsured Loss. If a Premises Partial Damage that is not an insured Loss occurs, unless caused by a negligent or willful ad of Lessee (In which event Lessee shall make the repairs at Lessee's expense), Lessor may amen (p repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue In full force and effect, or (11) terminate this Lease by giving written notice to lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 130 days following the date of such notice. In f event Lessor elects to terminate this tease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment In such event this Lease shall continue In full lance and effect and Lessor shall proceed to make such repairs as soon me reasonably possible after the required funds am available. If Lessee does not make the required commitment this Lena shall terminates as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof. If a Promises Total Destruction occurs. this Lease shat! terminate So days following such Destruction. It the damage or destruction was caused by the gross negligence or willful misconduct of lessee, Lessor shall have the right to recover lessor's damages from lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. if at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one months base rent, whether or not an issued loss, lessor may terminate this lease effective 60 days following the date of occurrence of such damage by giving written termination notice to lessee within 30 days after the date of occurrence of such damage.

9.6     Abatement of Rate Lessee's Remedies.

        (a) Abatement in the event of Premises Partial damage or Promises Total Destruction or a Hazardous, Substance Condition for which Lessee is not responsible under this Lease. the Rent payable by Lasses for the period required for the repair. remediation or restoration of such damage shall be abated In proportion to the degree to which Lessee's use of the Premises is impaired but not to exceed the proceeds received from the Rental Value Insurance. AN other obligations of Lessee hereunder shall be performed by Lessee. and lessor shall have no 60NIIW for any such damage, destruction, remediation repair or restoration except as provided herein.

        (b) Remedies. If Lessor shall be obligated to repair or restore this Promises and does not commence, In a substantial and meaningful way, such repair or restoration within 90 days sifter such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any tenders of Which Lessee has actual notice, of Lessee's election 10 terminate this Lease on a date not less than 60 days following the giving of such notice. it Lessee gives such nonce, and such repair or restoration is trot commenced within 30 days thereafter, this Lease shag terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and affect. "commence" shall moan either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination Of this Lease pursuant to Paragraph 8.2g) or Paragraph

9, an equitable adjust shall be, made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of lessee's Security Deposit as has not been. or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10,     Real Property Taxes.

10.1 Definition. As used herein, the term 'Real Property Taxes" shall Include any form of assessment: real estate. general, special, ordinary or extraordinary, or rental levy of tax (other than inheritance, personal income or estate taxes): improvement bond; and/or license fee imposed upon or levied against any legal or equitable Interest of Lessor In the Project, Lessor's right to other income therefrom, and/or Lessors business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated Are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project Is located The term" "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein. Imposed by reason of events occurring during the term of this Lease, Including but not limited to. a change in the ownership of the Project or any portion thereof or a change in the improvements thereon in calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year strata be Included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 Payment oaf Taxes. Lessor shall pay the Real Property Taxes application to the project and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses In accordance with the provision of Paragraph d.2.

10.3 Additional improvements Common Area Operating Expenses shall not induce Real Property Taxes specified In the tax assessor's records and work Sheets as being caused by additional improvements placed upon the Project by Other lessees or by Lessor for the exclusive enjoyment of such other lessees. notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time common Area Operating Expenses are payable under Paragraph 4.4 the entirety of any increase in Real Properly Taxes it assessed solely by reason of alterations Trade fixtures or utility Installations placed upon the Promises by Lessee or at Lessees request.

10.4 joint assessment If the Building Is not separately assessed, Real property taxes acted to the Building shall be an equitable proportion of the Real Property Taxes for an of the land and improvements induced within the tax parcel assessed, such proportion to be determined by lessor from the respective valuations assigned In the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, Shall be, conclusive.

10.5 Personal Properly Taxes. Lessee shall pay prior to delinquency all tares assessed against and levied upon Lessee Owned Alterations and Utility installations. Trade fixtures, furnishings, equipment and ail personal property of Lessee contained in t Premises. When possible, tosses shall came its Less Owned Alterations arid Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to lea assessed and billed separately from the real property of Lessor, if arty of lessee's said properly shall be assessed with Lessor's real property. lessee shag pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting g forth the taxes applicable to lessee's property.

11. utilities Lessee shall pay for all water. gas, hoot. light, power. telephone. trash disposal and other utilities arid services supplied to the Premises, together with Arty taxes thereon. Notwithstanding the provisions of Paragraph 4.2. if at any time in Lessor's sole judgment, Lessor determines that lessee 15 using a disproportionate amount of water, electricity or other commonly metered utilities, of that Lessee Is generating such a Large volume of trash as to require an Increase In the size of the dumpster and/or an Increase In the number of times per month that the dumpster is emptied, then Lessor may increase Lessees Base Rent by an amount equal to such Increased costs.

12.     Assignment and Subletting.

12.1    Lessor's Consent Required.

        (a) Lessee shall not voluntarily or by operation of tow assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessees Inhere:: .n this Lease or in the premises Without Lessor's prim written consent

        (b) A Change in the Control of -lessee shall constitute an assignment requiring consent The transfer, on a cumulative basis, of 25% Or more Or Vie voting control of Lessee shall constitutes a change In control for this purpose.

        (c) The Involvement of Lessee or its assets in any transaction, or Swiss of transactions (by way of merger, sale, acquisition *lancing, transfer, leveraged buyout or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will MR* In a won of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as It was represented at the time of the execution of this Lease or at the dm of the most recent assignment to which lessor has consented, or as It exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent "Net worth Of Lessee" shall mean the net worth of Lessee (excluding arty guarantors) established under generally accepted accounting principles

        (d) An assignment or subletting Without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c). or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such -approved assignment or Subletting as a noncurable Breach. Lessor may either: (i) terminate this Lease, or (V) upon 30 days written notice, increase tile monthly Base Rent to 110% of the Base Rent then in effect, Fuller, in the event of such Breach and rental adjustment, (0 the purchase pro of any option op purchase the premises held by Lessee shall be subject to Similar adjustment to 110% of the price previously in effect, and (ii) all fixed and notes rental adjustments scheduled during the remainder of the Lease tern Shall be increased to 110% of the scheduled adjusted rent

        (e) Lessee's remedy for any beach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2    Terms and Conditions Applicable to assignment and subletting.

        (a) Regardless of Lessor's consent, no assignment or subletting shaft:
            (i) be effective without ft express written assumption by such assignee of sublessee of the obligations of Lessee under this Lease.
            (11) release leases of any obligations hereunder, or oil) alter the primary liability of Lessee for the Payment Of Rent Or for the performance of any other obligations be, be performed by Lessee.

        (b) Lessor may accept Rent or performance of lessee's obligations from any person other than Lessee pending approval or disapprove! of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

        (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

        (d) In the event of any Default or Breach by Lessee. Lessor may proceed directly against Lee, any Guarantors or anyone also responsible for the performance of Lessee's obligations trader Oft Lease, including any assignee or sublessee, without first exhausting Lessors remedies against any other parson or entity responsible therefore to Lessor, or any security held by Lessor.

        (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of tile proposed assignee of sublessee, including but not limited to the intended use anchor required modification of the Premises, It any, together with a fee of $1,100 or 10% of t current monthly Base Rent applicable to the portion of the Premise, which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lassoes considering and processing said request Lessee agrees to provide Lessor with such other or additional Information and/or documentation as may be reasonably requested.

        (f) Any assignee at or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease. be, deemed to have assumed and agreed to conform and Comply with each and ovary term, covenant, condition and obligation herein to be observed or performed by lessee during the ten of raid assignment or sublease, other than such obligations as are contrary to Of intent with provisions of an assignment or sublease to which to or subletting shall not transfer to the assignee or sublessee any option granted to the Lessee's obligations. Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such! sublease, riot by reason of the collection of Rent, be deemed liable to the $"VAG tar any failure of Lessee to perform and comply with any of Lessee's obligations to such subleases. lessee hereby irrevocably authorizes and directs any such sublessee upon receipt of a written notice from Lessor stating that a Breach exists In the performance of Lessee's obligations under this Lease, to pay to Lessor ail Rent due and b become due under the sublease. Sublease* shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

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

        (b) In the event of a Breach by Lessee, Lessor may, at its option, require subleases to attorn to lessor, In which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable far any prepaid rants or security deposit paid by such sublease* to such sublessor or for any prior Defaults or Breaches of such sublessor.

            Any matter requiring the consent of the sublessor under 1 sublease snag also regatta the consent of Lessor. No sublessee snail further assign or sublet all or any part of the Premises without Lassoes prior written consent Lessor shall deliver a Copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the(c) (d) (e) Default of Lessee Within the grace period if any, specified in such notes. The sublessee shall have a right of reimbursement and offset from end against Laser for any such Defaults cured by the sublessee.

13.     Default; Breach; Remedies.

13,1 Default; breach. A Default is defined as a failure by the Lessee to comply with or perform any of the hum, covenants, conditions or Rules and regulations under this Lease. A breach is defined as the occurrence of one or more of the following Defaults, and the failure or Lessee to cure soon Default within any applicable grace period (8) The abandonment of the Premises; or the vacating of the Prey without providing a commercially reasonable level of security, or whore tea coverage of the property Insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

        (b) The lariats of Lessee m make any payment of Rent or any Security Deposit required b be made by Lessee hereunder, whether b Lessor or to a third party, when due, to provide reasonable evidence of insurance or surely bond, or b fulfill any obligation tinder this Lease which endangers or threatens or property, where such inflate continues for a period of 3 business days following Written notes to Lee.

        (c) 'the failure by Lessee to provide (f) reasonable written evidence of compliance with Applicable Requirements, (n) the service contracts, Coil the rescission of an unauthorized zed assignment. or subletting, (1v) on Estoppel Certificate (v) a requested subordination, (vi) evidence concerning any guaranty and/or guarantor, (vii) any document requested under Paragraph 41 (easements), or (WI) any char documentation or information which Lessor may reasonably require of Lessee under are terms of this Lease, where amt such failure continues for a period of 10 days following written notice to Lessee.

        (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease or of the rules adapted under Paragraph 29 thereof, other than moue described In subparagraphs 13.1(x), (D) or
            (a). above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more man 30 days are reasonably required for its carte. then it shall not be deemed to be a Breach if Lessee commences such cane within said 30 day period and thereafter diligently prosecutes ouch cure to completions

        (e) The occurrence of any of the following events- i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor as defined in 71 U.&.C. Section 101 or any successor statute thereto (unless, In the case of a petition filed against Lessee, the same is dismissed within 30 days); (III) the appointment of a trustee or receivers to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's Interest In this Lease, where possession is not restored to lasses within 30 days; or (Iv) the attachment, execution or other judicial seizure of substantially all of Lessees assets located at tits Premises a of Lessees Interest in this Lease, where such seizure is not discharged within 34 days: Provided, however, In the event inch any provision of this subparagraph (e) is contrary to any applicable law, ouch provision shall be of no fares or effect, arid not acct the validly of the remaining provisions.

        (f) The discovery that any financial statement of Lessee or of any Guarantor given to lessor materially tale.

        (g) if the performance of LAS obligations under this Lease is guaranteed: (I) ale death of a Guarantor, (It) the termination of a Guarantors liability with respect to this Lease other than in accordance with the lanes of such guaranty. (Its a Guarantor's becoming insolvent or the subject of a bankruptcy filing. (Iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of ft guaranty obligation on an anticipatory bests, anti Lessee's talkers, within Bo days following written notice of arty such event b provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee. equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the lime of execution of this Lease.

13.2 remedies (f Lessee fails to perform any of its affirmative duties or obligations, within 90 days after written notice (or fn case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, Including but not limited to the obtaining of reasonably required bonds. Insurance policies or governmental licenses, pot approvals. The mete arid expenses of any such performance by Lessor shall by due and payable by Lease upon receipt of invoice therefor. If any Check given to Lessor by Lasses snail not be honored by the bank upon which N is drawn. Lessor. at ice option, may regales all future payments to be made by Lessee to be by cashiers cheek. In the event of a Breach, Lessor maps, whit a without further notice pr demand, arid without limiting Lessor in the exercise of any right pr remedy which Lessor may have by reason of such Breach:

        (a) Terminate Lessee's right b possession of the Premises by any lawful means, in which case figs Lease shall terminate and Lenses shall immediately surrender possession to Lessor. In such event Lessor Shall be entitled to recover from lessee: p) the unpaid Rent which had bash earned at the time of termination (ii) the worse of the time of award of the amount try which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental 1099 that the Lie proves could have been reasonably avoided; (ill) the worth at the time of award of the amount by which the unpaid rent far the balance o f the term after the time of award exceeds ft amount of such rental lass that the Lease" proves could be reasonably avoided; and (iv) any other amount necessary b compensate Lessor for ail the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course or things would be likely to result therefrom, Including but trot limited to the rest of recovering possession 0f tits Premises, expenses of reletting inducing necessary renovation and alteration of the Premises, reasonable attorneys' fees, and chat portion of any teasing commission paid by Lessor In connection With This lease applicable to the unexpired term of this Law*. The worth at the tints of award of the amount referred to in provision (iii) of the Immediately preceding sentence shall be computed by discounting such amount at the discount hate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus ones percent Effort by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessors right to recover damages under Paragraph 1x. If termination of this Lease is obtained through the provisional remedy of unlawful detainee. Lessor shat have the right to recover in such proceeding any unpaid Rant and damages as are recoverable therein, or Lessor may reserve the right b recover all or any part thereof In a separate suit if a notice ate) grace period required under Paragraph 13.1 was not Previously given, a notice to pay rant Or quit, or to perform or quit given to Lessee under the unlawful detainee statute shall also constitute the notice required by Paragraph 13.1. In such cash, tits applicable grace period required by Paragraph 13_1 arid the unlawful detainee statute shall run concurrently and the failure of Lessee to cure the Default Within the greater of tire two such lease periods shall constitute both an unlawful detainer and a Breach of this lease entitling Loam to the remedies provided for In this Lease and/or by said statute.

        (b) Continuo the Lease and Lessee's right to possession and recover the, Rent as it becomes due, in which event Lessee may sublet or assign, Subject only to reasonable limitations. Acts of maintenance. Efforts to relet, and/or the appointment of a receiver to protect the Lessors interests, shall not constitute a termination of the tenants right to possession.

        (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the states whereto the Premises are located The expiration or termination of the lease and/or the termination of Lesson's right to possession shall not relieve lessee from liability under any Indemnity provisions of this tease as to matters occurring or accruing during the tears hereof or by reason of lessee's occupancy of it's Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other changes, or for the giving or paying by lessor to or for Lessee of any cash or other bonus, Inducement or consideration for lessee's entering into this Lease, all of which concessions are hereinafter referred to as 'Inducement Provisions", shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this lease by Lessee, any such inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect and any rent, other charge, bonus, Inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be Immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated to writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain, Such costs Include, but are not limited to, processing and accounting charges, and late charges which may be Imposed upon lessor by any Lender- Accordingly, if any Rant shall not be received by Lessor within 5 days after such amount shall be due then without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 10% of each such overdue amount w $100. whichever is greater. The parties hereby states that such late change represents a fair and reasonable estimate of the costs Lessor will incur.

13.5 interest Any monetary payment due Lessor hereunder other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which It was due for non-scheduled payment, shell bear interest from the date when due. as to scheduled payments, or the 31st day after it was due an to non-scheduled payments. The interest ("interest") charged shall be equal to the prime rate reported in the Well Stet journal as published closest prior to the date when due plus 4%, but shall not exceed to maximum rake allowed by law Interest is payable in addition to the potential late charge provided for In Paragraph 13.4.

13.6    Breach by lessor.

        (a) Notice of Breach. Lessor shall not be deemed In breach of this Lease unless Lessor falls within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided. however, that If to nature of Lessor's obligation Is such that more than 30 days are reasonably required for its performance. then Lessor show not be in breach If performance Is commenced within such 30 day period end thereafter diligently pursued to completion.

        (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's, expense and offset from Rent an amount equal to the greater of one months base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor, Lessee shall document the cost of said cure and supply said documentation to Lessor,

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation') this Lease shall terminates as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more then 10% of the floor area of the Unit, or more than 25% of Lessees Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee's option. to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shag have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate the Lease in accordance with the foregoing. this Lease shall remain in full force and effect as to the portion of go Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction In utility of the Per-rises caused by such Condemnation. Condemnation awards and/or payments shag be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of go part taken, or for severance damages; provided, however, that Lessee shall be erred to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures. without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph, All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation Lessor shall repair any damage to the Premises caused by such Condemnation.

15.     Brokerage Fees.

15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree In writing, Lessor agrees that: (a) If Lessee exercises any Option, (b) if Lessee acquires from Lessor any rights to the Premises or other premises owned by lessor and located within the Project;, (c) If Lessee remains In possession of the Premises, with the consent of Lessor, after the expiration of this Lease. or (d) if Base Rent Is increased, whether by agreement or operation of an escalation clause herein, then. Lessor shall pay Brokers a fee In accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.

15.2 Assumption of Obligations. Any buyer or transferee of Lessor's interest In this Lease shall be deemed to have assumed Lessor's obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor falls to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition. It Lessor falls to pay any amounts to Lessee's Broker when due. Lessee's Broker may send written notice to Lessor and Lessee of such failure and If Lessor facts to pay such amounts within 10 days after said notice, Lessee shall pay said monies to Its Broker and offset such amounts against Rent. In addition, Lessees Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessors Broker for the limited purpose of collecting any brokerage fee owed.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings; with any person, firm, broker or finder other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee In connection herewith. Lessee and Lessor do each hereby agree to indemnify protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker. finder or other similar party by reason of any dealings or actions of the indemnifying Party, Including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.     Estoppel Certificates.

        (a) East Party (as "Responding party) shall within 10 days after written notice from the other Party (the "Requesting Party-) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate form published by the American Industrial Real Estate Association. plus such additional Information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

        (b) If the Responding Party shall fail to execute or deliver the Estoppel certificate within such 10 day period. the Requesting Party may execute an Estoppel certificate stating that (i) the Lease is In full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lesser is the Requesting Party, not more than one month's rent has been paid in advance. prospective purchasers and encumbrances may rely upon the Requesting Party's Estoppel Certificate and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

        (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessen and all guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. Any such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term "Lessor' as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this Is a sublease, of the lessee's interest In the prior lease. In the event of a transfer of Lessor's title or interest In the Premises or this Lease, Lessor shall deliver to the transferee or assignee (n cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15. upon such transfer or assignment and delivery of the Security Deposit, as aforesaid the prior Lessor shall be relieved of an liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants In this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessees Interest In this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 8.2 above.

18. Severability. The Invalidity of any provision of this Lease, as determined by a court of competent Jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word `days- as used In this Lease shall mean and refer to calendar days.

20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of lessor, the Individual partners of Lessor or Its or their individual partners, directors, officers or shareholders. and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or Its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfactions.

21. Time of essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this lease.

22. No Prior or Other Agreements; Broker disclaimer, This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own Investigation as to the nature, quality, character and financial responsibility, of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (Including court costs and attorneys' fees), of any Broker with respect to negotiation. execution, delivery or performance by either lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.     Notices.

23.1 Notice requirements All notices required or permitted by this Lease or applicable law shall be In writing and may be delivered in person (by hand or try Courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mall, with postage prepaid, or by facsimile transmission and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23lterations, repairs, improvements or additions to the Premises as Lessor may deem necessary, Alt such activities shall be without abatement of rent or liability to Lessee. Lessor may at any tome piece an the Premises any ordinary "For Said" signs and Lessor may during the last 6 months of the term hereof place an the Premises any ordinary "For Lease" signs, Lassos may at any time place an the Premises any ordinary "For Sublease" sign.

33. Auctions. Lessee shall not conduct, nor permit to be conducted any auction upon the Premises without Lessors prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Except for ordinary "For Sublease" signs which may be placed only on the Premises. Lessee shall not place any sign upon the Project without Lessor's prior written consent All signs must comply with all Applicable Requirements.

35. Termination: Merger. Unless specifically stated otherwise In writing by Lessor, the voluntary or other surrender of this lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically, terminate any sublease or lesser estate In the Premises; provided, however. that Lessor may elect to continue any one or all existing subtenancies Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessors election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a party is required to an set by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessors actual reasonable costs and expenses (Including but not limited to architects. attorneys'. engineers' and other consultants fees) incurred in the consideration of, or response to, a request by Lessees for any Lessor consent, Including but not limited to consents to an assignment. a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an Invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgement that no Default or Breach by Lessee of this Laws exists, nor shat such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated In writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the Imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reform" to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination the determining party shall furnish its reasons In writing and in reasonable detail within 10 business days following such request

37.     Guarantor.

37.1 Execution. The Guarantors, it any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this lease.

37.2 Default, It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty. including the authority of the party signing on Guarantees behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) currant financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect

38. Quiet Possession, Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an option, as defined below, then following provisions shall apply.

39.1 Definitions. "Option" shall mean: (a) the right to extend the term of or renew this Lease a to extend or renew any lease that Lessee has on other property of Lessor-. (b) the right of first refusal or first offer to lease either the Promises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Promises or other property of Lessor.

39.2 Options Personal To Original Lessee. My Option granted to Lessee In this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only While the original Lessee is in full possession of the Premises and, if requested by Lessor with Lessee certifying that Lessee has no Intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this lease, a later Option cannot be exercised unless the prior options have been validly exercised

39.4    of Default an Options,

        (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default continuing until said Default is cured, (ii) during the period of time any Rent Is unpaid (without regard to whether notice thereof Is given Lessee), (iii) during the time Lessee Is in Breach of No Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period Immediately preceding the exercise of the Option.

        (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessees inability to exercise an Option because of the provisions of Paragraph 39.4(a).

        (C) An Option shall terminate and be of no further force or affect notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the Commencement of the extended term, (i) Lessee falls to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof). (ii) Lessor gives to Lessee 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or (iii) If Lessee commits a Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures and that lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their properly from the acts of third parties.

41. Reservations. Lessor reserves the right: (i) to grant without the consent or joinder of Lessee. such easements. rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions. and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications. maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessees. Lessee agrees to sign any documents reasonably requested try Lessor to effectuate such rights.

42. Performance Under Protest if at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof. the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to Institute suit for recovery of such sum. If It shall be adjudged that there was no legal obligation an the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as It was not legally required to pay.

43. Authority. if either Party hereto Is a corporation, trust, limited liability company, partnership, or similar entity. each individual executing this Lease on behalf of such entity represents; and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority,

44. Conflict Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only In writing. signed by the Parties in interest at the time of the modification As long as they do not materially change Lessee's obligations thereunder, Lessee agrees to Make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee. such multiple Parties shall have joint and several responsibility to Comply with the terms of this Lease.

48. Waiver of Jury Trial. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease is is not attached to this Lease,

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT. OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES, THE PARTIES ARE URGED TO;

1.      SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
LEASE.

2       RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION
OF THE PREMISES SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES. THE ZONING OF THE PREMISES, THE STRUCTUAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF TH PREMISES FOR LESSEE'S INTENDED USE.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures Executed Sit

Executed at:
By Lessor:
LYLE HALL, LLC

Name:  Steve Lyle
Title: Managing Member
or.
Name Printed:
BY LESSEE:
Redlands Centennial Bank
Name Printed: _ Timothy P. Walbridge
Title: President/CEO

Address:   121 S. Palm Canyon Drive, Ste. 216 Palm Springs, CA 92262
Telephone(760) 77 8 -8300 Facsimile: (760) 325-1089 Federal ID No.
Address: 77-900 Fred Waring Dr., Ste. 100
         Palm Desert, CA 92260

forms are often modified to meet changing requirements of law and needs of the industry. Always write or 411 to make sure you are utilizing the moat current form: American Industrial Real Estate Association 701) south Flower Street, Suite 800, Los Angeles, CA 90017. 213-687-8777.
Copyright 7999 By American Industrial Real Estate Association.
All rights Reserved
Any part of these works may he reproduced to wry form without permission in writing

                               RENT ADJUSTMENT(S)
                          STANDARD LEASE ADDENDUM No. 1
Dated  November 13, 2002
By and Between (Lessor) LYLE HALL, LLC
(Lessee) Redlands Centennial Bank
Address of Premises:77-900 Fred Waring Drive, Ste. 100, Palm Desert, California Paragraph 50

A, RENT ADJUSTMENTS

The monthly rent for each month of the adjustment period(s) specified below shall be increased using the methods) Indicated below:

(Check Method(s) to be Used and fill in Appropriately)

[ ]     1.Cost of living adjustments (COLA)

        a.  On (Fill In COLA Dates):___________________________________
the Base Rant shall be adjusted by the change. if any, from the base Month specified below, In the consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one)-[3 CPI w (Urban Wage Earners and Clerical Workers) or 0 CPI U (AN Urban Consumers), for (Fill in Urban AN Items (1882-1984 - IOU}, herein referred to as "CPI"

        b. The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph
1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI d the calendar month 2 months prior to the, month(s) Specified In Paragraph A.I.a. above during which the adjustment la to take effect and the denominator of which shall be the CPI of the Calendar month which Is 2 months prior to (select ant): O the fast months of the term of this Lease as set forth in paragraph 7.3 roan Month") or 13 (FN! in Other "Base Month"):. The sum so calculated shall constitute the new monthly rent hereunder, but In no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment a In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shill be discontinued, then the Index most nearly the sans as the CPI shall be used to make such circulation In the event that the Parties cannot agree alt such alternative Index, than the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of sod Arbitration shall be paid equally by the Parties.

CI ti. Market Rental Value Adjustment(s) (MRV)

a. On (Fill in MRV adjustment dates the 8299 Rent: shall be adjusted to the Market Rental value" of the property as follows:

1) Four months prior to each Market Rental Value adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached within thirty days, then:

(a) Lessor and Lessee shall immediately appoint a mutually able appraiser or broker to establish the now MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

(b) Both Lessor and Lessee shall each immediately make a reasonable determination of Me MRV and submit such determination. in writing, to arbitration in accordance with the following provisions:

(I) Within 10 days thereafter. Lessor and Lessee shall each select an 0 appraiser or (3 broker ("Consultant" check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consonant to act as a third arbitrator

(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is. and whether Lessor's or Lessee's submitted MRV t(r) the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which Is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(M) If either of the Parties falls to appoint an arbitrator .within the specified 16 days, the arbitrator timely appointed by one of them shall Math a decision en his yr her own, and said decision shall be binding on the Parties.

(iv) The entire cost of ouch arbitration 311211 be paid by the party whose submitted MRV Is not selected, la. the one that Is NOT the closest to the actual MRV.

2) Notwithstanding the foregoing, the new MTV shall not be less than the rent payable for the month immediately preceding the rent

b.   Upon " establishment of each New Market Rental Value: _ adjustment and

2) the first month of each market rental Value term shall become the new base Month for the purpose of calculating ting Bury further adjustment.

[X]  iii. Fixed Rental Adjustment(s) (FRA)

The Base Rent shall be increased t0 the following amounts on the dates set forth below:

On (FM in FRA Adjustment Date(s)):           The New Base Rent shall be:
7-01-04                                      $ 6,503.94
7-01-05                                      $ 6,699.05
'7-01-06                                     $ 6,900.02
7-01-07                                      $ 7,107.03

B.     NOTICE*

Unless specified otherwise herein, notice of any such adjustments other than Fixed Rental adjustments shall be Made as specified in paragraph 23 of the Lease.

C.     BROKER'S FEE:

The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance wish paragraph 15 of the Lease.

NOTE: These forms are often modified to meet changing requirements of law and needs of the Industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 S. Flower Street Suit 600, Los Angeles, Calif. 90017

                               OPTION(S) TO EXTEND

STANDARD LEASE ADDENDUM N0. 2
Dated    November 13, 2002
By and Between (Lessor) LYLE HALL, LLC
(Lessee) Redlands Centennial Bank
Address of Premises:77-900 Fred Waring Drive, Ste. 100, Palm Desert, California Paragraph 51

A.     OPTION(S) To EXTEND:

Lessor hereby grants to Lasses the option to extend the term of this Lease for 3 additional 60 month periods commencing when the prior term expires upon each and all of the following terms and conditions:

(i) in order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 6 but not more than 9 months prior to the date that the option period would commence time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

(ii) The provisions of paragraph 39, including those relating to Lessee's Default set forth In paragraph 39.4 of this Lease, are conditions of this Option.

(iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv) This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other then said original Lessee and only while the original Lessee is in full possession of the Premises and without the Intention of thereafter assigning or subletting.

(v) The monthly rent for each month of the option period shall be calculated as follows, using the methods) indicated below: (Check Method(s) to be Used and Fill in Appropriately).

[X] III. Fixed Rental Adjustments (FRA)

The Base Rent shall be increased: annually at the fixed rate of three percent (3.0%) each year of each successive option.

a.      NOTICE:

Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified In paragraph 23 of the Lease.

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